Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Second Fiscal Quarter of 2017
Second fiscal quarter highlights include:

•	Delivered Q2 revenue of $50.4 million, up 1.0% from the same period a year ago

•	Achieved positive operating cash flow for the fifth quarter in a row

•	Improved GAAP net loss to $4.1 million from a loss of $4.9 million in the same period a year ago

•	Increased Adjusted EBITDA to $5.2 million from $3.1 million in the same period a year ago
AUSTIN, Texas, November 30, 2016 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), which is creating the world's smartest network of active shoppers, brands and retailers, reported its financial results for the second fiscal quarter ended October 31, 2016.
“The second quarter was another good quarter for Bazaarvoice, as we delivered stronger dollar retention and overall bookings growth year-over-year.  We also achieved strong year-over-year Adjusted EBITDA growth and our fifth straight quarter of positive operating cash flow as we continue to improve the margin profile of the business," said Gene Austin, chief executive officer and president. “We believe our large and growing network of retailers and brands and our unique insights into shopping behavior across the network provide us with an exciting long term growth opportunity.”
Second Fiscal Quarter of 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $50.4 million for the second fiscal quarter of 2017, up 1.0% from the second fiscal quarter of 2016, which consisted of SaaS revenue of $48.1 million and net advertising revenue of $2.3 million.
GAAP net loss and net loss per share: GAAP net loss was $4.1 million, compared to a GAAP net loss of $4.9 million for the second fiscal quarter of 2016. GAAP net loss per share was $0.05 based upon weighted average shares outstanding of 82.9 million, compared to a GAAP net loss per share of $0.06 for the second fiscal quarter of 2016 based upon weighted average shares outstanding of 80.7 million.
Adjusted EBITDA: During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. Adjusted EBITDA for the second fiscal quarter of 2017 was $5.2 million compared to $3.1 million for the second fiscal quarter of 2016. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 6 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Non-GAAP net income and earnings per share: Non-GAAP net income was $1.4 million, compared to a non-GAAP net loss of $0.4 million for the second fiscal quarter of 2016. Non-GAAP earnings per share was $0.02 based upon weighted average shares outstanding of 82.9 million, compared to non-GAAP net loss per share of $0.00 for the second fiscal quarter of 2016 based upon weighted average shares outstanding of 80.7 million.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the second fiscal quarter of 2017. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through December 14, 2016 by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13648419.
About Bazaarvoice
Bazaarvoice is creating the world's smartest shopper network connecting more than one-half billion consumers monthly to thousands of retailers and brands. Our network enables Bazaarvoice's clients to engage consumers online, in-store and via mobile devices with industry leading solutions that include targeted shopper advertising and authentic consumer generated content, such as ratings and reviews, curated photos, social posts and videos. For more information visit http://www.bazaarvoice.com.
Non-GAAP Financial Measures
During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. We define Adjusted EBITDA as GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), restructuring charges, integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.  Our previous definition of Adjusted EBITDA excluded amortization of capitalized internal-use software development costs from adjusted depreciation and amortization and included capitalized stock-based compensation in stock-based expense. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 6 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Adjusted EBITDA discussed in this press release is defined as our GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA.

Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about driving future improvements in profitability, monetizing the Bazaarvoice network and driving revenue growth over the long term and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; changes in accounting standards; our ability to realize efficiencies and to execute on our strategic initiatives; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to attract and retain employees; our ability to maintain pricing for our products and services; our ability to manage expansion into new vertical industries; our ability to reduce our cost structure and improve operating efficiencies;  and the effects of increased competition and commoditization of products we offer, including pricing pressure, reduced profitability or loss of market share; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2016 as filed with the Securities and Exchange Commission on June 20, 2016. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-872-3612
linda.wells@bazaarvoice.com

Media Contact:
Andy North
Bazaarvoice, Inc.
512-551-6502
andy.north@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2016	April 30, 2016
Assets
Current assets:
Cash and cash equivalents	$44,427	$43,963
Short-term investments	41,704	50,682
Accounts receivable, net	37,494	39,597
Prepaid expenses and other current assets	9,115	8,415
Total current assets	132,740	142,657
Property, equipment and capitalized internal-use software development costs, net	30,045	31,649
Goodwill	139,155	139,155
Acquired intangible assets, net	8,662	9,607
Other non-current assets	3,944	5,214
Total assets	$314,546	$328,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,738	$6,110
Accrued expenses and other current liabilities	18,538	23,167
Deferred revenue	62,719	62,735
Total current liabilities	84,995	92,012
Long-term liabilities:
Revolving line of credit	37,000	42,000
Deferred revenue less current portion	2,409	2,481
Other liabilities, long-term	6,871	7,255
Total liabilities	131,275	143,748
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	446,343	437,239
Accumulated other comprehensive loss	(2,006)	(878)
Accumulated deficit	(261,074)	(251,835)
Total stockholders’ equity	183,271	184,534
Total liabilities and stockholders’ equity	$314,546	$328,282

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
Revenue	$50,408	$49,926	$100,501	$98,802
Cost of revenue	18,855	19,146	37,611	38,694
Gross profit	31,553	30,780	62,890	60,108
Operating expenses:
Sales and marketing	15,819	16,502	31,123	35,668
Research and development	9,959	10,354	21,032	20,887
General and administrative	8,051	7,643	16,310	15,881
Restructuring charges	767	—	1,094	—
Acquisition-related and other	120	224	296	926
Amortization of acquired intangible assets	310	310	619	619
Total operating expenses	35,026	35,033	70,474	73,981
Operating loss	(3,473)	(4,253)	(7,584)	(13,873)
Other income (expense), net:
Interest income	153	74	295	151
Interest expense	(459)	(461)	(948)	(1,032)
Other expense	(263)	(88)	(775)	(306)
Total other expense, net	(569)	(475)	(1,428)	(1,187)
Loss before income taxes	(4,042)	(4,728)	(9,012)	(15,060)
Income tax expense	92	124	227	36
Net loss	$(4,134)	$(4,852)	$(9,239)	$(15,096)
Net loss per share, basic and diluted	$(0.05)	$(0.06)	$(0.11)	$(0.19)
Basic and diluted weighted average number of shares outstanding	82,930	80,678	82,572	80,426

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
Operating activities:
Net loss	$(4,134)	$(4,852)	$(9,239)	$(15,096)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,532	3,334	7,110	6,978
Stock-based expense	4,239	3,787	8,183	7,722
Bad debt expense	(64)	(24)	(243)	61
Amortization of deferred financing costs	59	59	118	118
Loss on sublease	501	—	501	—
Other non-cash expense (benefit)	(88)	(6)	(127)	45
Changes in operating assets and liabilities:
Accounts receivable	596	13,018	2,345	11,942
Prepaid expenses and other current assets	(7)	1,025	(514)	977
Other non-current assets	89	(616)	958	(930)
Accounts payable	212	2,957	(2,404)	2,149
Accrued expenses and other current liabilities	(127)	(1,846)	(4,569)	(6,008)
Deferred revenue	(3,062)	(6,348)	(88)	(3,850)
Other liabilities, long-term	(156)	2,956	(312)	2,960
Net cash provided by operating activities	1,590	13,444	1,719	7,068
Investing activities:
Proceeds from sale of discontinued operations	—	—	—	4,501
Purchases of property, equipment and capitalized internal-use software development costs	(2,113)	(7,290)	(4,873)	(10,219)
Purchases of short-term investments	(2,349)	(24,700)	(15,040)	(39,855)
Proceeds from maturities of short-term investments	8,870	22,345	23,880	40,517
Net cash provided by (used in) investing activities	4,408	(9,645)	3,967	(5,056)
Financing activities:
Proceeds from employee stock compensation plans	329	1,012	724	2,113
Payments on revolving line of credit	(5,000)	—	(5,000)	—
Net cash provided by financing activities	(4,671)	1,012	(4,276)	2,113
Effect of exchange rate fluctuations on cash and cash equivalents	(408)	(189)	(946)	(94)
Net change in cash and cash equivalents	919	4,622	464	4,031
Cash and cash equivalents at beginning of period	43,508	53,450	43,963	54,041
Cash and cash equivalents at end of period	$44,427	$58,072	$44,427	$58,072
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$85	$1,859	$85	$1,859
Capitalized stock-based compensation	$124	$122	$246	$236

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
Non-GAAP net loss and net loss per share:
GAAP net loss	$(4,134)	$(4,852)	$(9,239)	$(15,096)
Stock-based expense (1)	4,239	3,787	8,183	7,722
Restructuring charges (3)	767	—	1,094	—
Amortization of acquired intangible assets	472	472	945	945
Acquisition-related and other expense	120	224	296	926
Other stock-related benefit (4)	(25)	—	(25)	—
Income tax adjustment for non-GAAP items	3	—	—	—
Non-GAAP net gain (loss)	$1,442	$(369)	$1,254	$(5,503)
GAAP basic and diluted shares	82,930	80,678	82,572	80,426
Non-GAAP basic and diluted net gain (loss) per share	$0.02	$0.00	$0.02	$(0.07)
Adjusted EBITDA:
GAAP net loss	$(4,134)	$(4,852)	$(9,239)	$(15,096)
Stock-based expense (1)	4,239	3,787	8,183	7,722
Depreciation and amortization (2)	3,532	3,334	7,110	6,978
Restructuring charges (3)	767	—	1,094	—
Acquisition-related and other expense	120	224	296	926
Other stock-related benefit (4)	(25)	—	(25)	—
Income tax expense (benefit)	92	124	227	36
Total other expense, net	569	475	1,428	1,187
Adjusted EBITDA	$5,160	$3,092	$9,074	$1,753

(1)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

Stock-based expense includes the following:
Cost of revenue	$486	$607	$830	$1,079
Sales and marketing	843	643	1,423	1,727
Research and development	907	798	1,960	1,441
General and administrative	2,003	1,739	3,970	3,475
Stock-based expense	$4,239	$3,787	$8,183	$7,722

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,600	$2,480	$5,192	$5,038
Sales and marketing	189	197	385	546
Research and development	204	175	435	384
General and administrative	229	171	479	391
Amortization of acquired intangible assets	310	311	619	619
Depreciation and amortization	$3,532	$3,334	$7,110	$6,978

(3)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

(4)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three and six months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company believes is probable to be incurred related to 401(k) deferrals on employee stock-based compensation.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics
(in thousands, except active clients and full-time employees data)
(unaudited)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2015	2015	2015	2015	2016	2016	2016	2016
Revenue (1)	$49,562	$48,317	$48,876	$49,926	$50,255	$50,709	$50,093	$50,408
Cost of revenue	17,988	18,148	19,548	19,146	18,920	19,253	18,756	18,855
Gross profit	31,574	30,169	29,328	30,780	31,335	31,456	31,337	31,553
Operating expenses:
Sales and marketing	18,020	20,427	19,166	16,502	16,113	18,027	15,304	15,819
Research and development	8,779	9,880	10,533	10,354	10,199	10,391	11,073	9,959
General and administrative	6,932	7,582	8,238	7,643	6,940	7,577	8,259	8,051
Restructuring charges	—	—	—	—	—	1,575	327	767
Acquisition-related and other expense	413	815	702	224	332	157	176	120
Amortization of acquired intangible assets	309	309	309	310	309	309	309	310
Total operating expenses	34,453	39,013	38,948	35,033	33,893	38,036	35,448	35,026
Operating loss	(2,879)	(8,844)	(9,620)	(4,253)	(2,558)	(6,580)	(4,111)	(3,473)
Total other expense, net	(920)	(521)	(712)	(475)	(719)	(384)	(859)	(569)
Loss before income taxes	(3,799)	(9,365)	(10,332)	(4,728)	(3,277)	(6,964)	(4,970)	(4,042)
Income tax expense (benefit)	324	(540)	(88)	124	(163)	165	135	92
Net loss	$(4,123)	$(8,825)	$(10,244)	$(4,852)	$(3,114)	$(7,129)	$(5,105)	$(4,134)
Stock-based expense (2)	$3,015	$3,020	$3,935	$3,787	$3,762	$3,602	$3,944	$4,239
Depreciation and amortization (3)	3,117	3,284	3,644	3,334	3,512	3,549	3,578	3,532
Restructuring charges (4)	—	—	—	—	—	1,575	327	767
Acquisition-related and other expense	413	815	702	224	332	157	176	120
Other stock-related benefit (5)	—	—	—	—	—	—	—	(25)
Income tax expense (benefit)	324	(540)	(88)	124	(163)	165	135	92
Total other expense, net	920	521	712	475	719	384	859	569
Adjusted EBITDA (6)	$3,666	$(1,725)	$(1,339)	$3,092	$5,048	$2,303	$3,914	$5,160
Number of active clients (at period end) (7)	1,292	1,331	1,337	1,360	1,383	1,399	1,397	1,412
Full-time employees (at period end)	825	826	834	855	817	756	766	775
(1)

Revenue includes the following:
SaaS	$46,429	$46,173	$46,830	$47,671	$47,884	$49,108	$47,799	$48,121
Advertising	3,133	2,144	2,046	2,255	2,371	1,601	2,294	2,287
Revenue	$49,562	$48,317	$48,876	$49,926	$50,255	$50,709	$50,093	$50,408

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2015	2015	2015	2015	2016	2016	2016	2016
Stock-based expense includes the following:
Cost of revenue	$451	$294	$472	$607	$585	$503	$344	$486
Sales and marketing	867	950	1,084	643	686	543	580	843
Research and development	600	614	643	798	786	769	1,053	907
General and administrative	1,097	1,162	1,736	1,739	1,705	1,787	1,967	2,003
Stock-based expense	$3,015	$3,020	$3,935	$3,787	$3,762	$3,602	$3,944	$4,239

(3)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,189	$2,340	$2,558	$2,480	$2,559	$2,593	$2,592	$2,600
Sales and marketing	221	220	349	197	210	201	196	189
Research and development	164	181	209	175	228	227	231	204
General and administrative	234	234	220	171	206	219	250	229
Amortization of acquired intangible assets	309	309	308	311	309	309	309	310
Depreciation and amortization	$3,117	$3,284	$3,644	$3,334	$3,512	$3,549	$3,578	$3,532

(4) In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

(5)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three and six months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company believes is probable to be incurred related to 401(k) deferrals on employee stock-based compensation.

(6)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization and excludes capitalized stock-based compensation related to internal-use software from stock-based expense. The following table presents a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under the updated definition:

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2015	2015	2015	2015	2016	2016	2016	2016
Adjusted EBITDA, previous definition	$1,962	$(3,567)	$(3,269)	$1,135	$3,075	$277	$1,874	$3,114
Add: Amortization of capitalized internal-use software development costs	1,789	1,935	2,044	2,079	2,103	2,148	2,162	2,170
Less: Capitalized portion of stock-based compensation	(85)	(93)	(114)	(122)	(130)	(122)	(122)	(124)
Adjusted EBITDA, current definition	$3,666	$(1,725)	$(1,339)	$3,092	$5,048	$2,303	$3,914	$5,160

(7)
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.

All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.